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                                    FORM 8-A


                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549




                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




                                   Corio, Inc.
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             (Exact name of Registrant as specified in its charter)

                    Delaware                                      77-0492528
     ----------------------------------------         ------------------------------------
     (State of Incorporation or organization)         (I.R.S. Employer Identification No.)


959 Skyway Road, Suite 100, San Carlos, California                   94070
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    (Address of principal executive offices)                      (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:
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                                      NONE


Securities to be registered pursuant to Section 12(g) of the Act:
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                         COMMON STOCK, $0.001 PAR VALUE
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Item 1. Description of Registrant's Securities to be Registered.

        Incorporated by reference to Description of Capital Stock section and Shares Eligible for Future Sales sections on pages 63-68 of the Registrant's Amendment No. 2 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on June 30, 2000, as amended (file number 333-35402) (the "S-1 Registration Statement").

Item 2. Exhibits.

     The following exhibits are filed as a part of this Registration Statement:

     *3.1 Certificate of Incorporation of Registrant

     *3.2 Form of Amended and Restated Certificate of Incorporation of
          Registrant to be filed upon the closing of the Registrant's initial public offering

     *3.3 Bylaws of the Registrant

     *4.1 Form of Registrant's Common Stock Certificate

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* Incorporated by reference to the Exhibits of the same number to the S-1
Registration Statement.



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                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Dated: July 12, 2000                  Corio, Inc.


                                      By:  /s/ GEORGE KADIFA
                                           ---------------------
                                           George Kadifa,
                                           President and Chief Executive Officer





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